Exhibit 8.1

March 31, 2026

Service Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Ladies and Gentlemen:

The following opinion is furnished to Service Properties Trust, a Maryland real estate investment trust (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Current Report on Form 8-K to be filed by the Company on or about the date hereof (the “Form 8-K”), in connection with the registration by the Company of up to 479,166,667 common shares of beneficial interest, par value $0.01 per share (the “Offered Securities”), of the Company (including up to 62,500,000 common shares which the underwriters have the option to purchase), pursuant to the Company’s Registration Statement on Form S-3 (Reg. No. 333-281645), including without limitation the documents incorporated by reference therein (the “Registration Statement”), the Company’s prospectus dated August 19, 2024, the form of which is a part of the Registration Statement, including without limitation the documents incorporated by reference therein (the “Base Prospectus”), and the Company’s prospectus supplement dated March 31, 2026 to the Base Prospectus, including without limitation the documents incorporated by reference therein (the “Prospectus Supplement”; the Base Prospectus, as supplemented by the Prospectus Supplement, the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”).

We have acted as counsel for the Company in connection with the issuance by the Company of the Offered Securities. We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s amended and restated declaration of trust, as amended and supplemented, and its third amended and restated bylaws; (ii) the Registration Statement; (iii) the Prospectus; and (iv) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025 (the “Form 10-K”, which is incorporated by reference into the Registration Statement). For purposes of the opinion set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted, or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted, and filed, as applicable, without material modification.

Service Properties Trust

March 31, 2026

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”). No assurance can be given that Tax Laws or ERISA Laws will not change. In the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the Form 10-K captioned “Material United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, in each case, as supplemented by the discussion in the section of the Prospectus Supplement captioned “Material United States Federal Income Tax and ERISA Considerations”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions, and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy, and completeness of: (i) the information set forth in the Registration Statement, in the Prospectus, in the Form 10-K or in any exhibits thereto or any documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Registration Statement, in the Prospectus, in the Form 10-K or in any exhibits thereto or any documents incorporated therein by reference, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”. We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement, in the Prospectus, in the Form 10-K or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the Form 10-K captioned “Material United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, in each case, as supplemented by the discussion in the section of the Prospectus Supplement captioned “Material United States Federal Income Tax and ERISA Considerations”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws considerations and the material ERISA Laws considerations relevant to holders of the Offered Securities; and (ii) we hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matters thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

Service Properties Trust

March 31, 2026

This opinion is rendered to you in connection with the issuance of the Offered Securities. Purchasers and holders of the Offered Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Offered Securities, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this opinion as an exhibit to the Form 8-K, and thereby incorporated by reference as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP